UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 16, 2019

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi’an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2019, the Board of the Directors (the “Board”) of Future FinTech Group Inc. (the “Company”) appointed Ms. Jing (Veronica) Chen as the Chief Financial Officer (“CFO”) of the Company.

Ms. Chen, age 53, served as the CFO of AnZhiXinCheng (Beijing) Technology Co., Ltd. from August, 2018 to May, 2019. From August, 2017 to July, 2018, Ms. Chen served as CFO of Beijing Logis Technology Development Co., Ltd., a company listed on The National Equities Exchange and Quotations Co., Ltd. of China which is a Chinese over-the-counter stock trading system. From June, 2016 to July, 2017, Ms. Chen served as Group Chief Financial Officer of Beijing AnWuYou Food Co., Ltd. Ms. Chen served as Chief Financial Officer Beijing DKI Investment Management Co., Ltd. from August, 2012 to May, 2016.

Ms. Chen received a degree of Doctor of Business Administration from Victoria University, Neuchatel, Switzerland in March, 2008 and an MBA degree from City University of Seattle, Washington, U.S. in April, 2000. Ms. Chen holds Fellow Membership of CPA Australia (FCPA), Fellow Membership of the Association of International Accountants U.K. (FAIA). Ms. Chen is a Member of Chartered Institute of Management Accountants (CIMA), a Senior Member of International Financial Management (SIFM) accredited by Ministry of Human Resources and Social Security of PRC and a Certified Internal Control Professional granted by Internal Control Institute (ICI).

In connection with her appointment as CFO, the Company entered into an employment agreement (the “Agreement”) with Ms. Chen on May 21, 2019. The employment agreement provides that Ms. Chen will receive compensation in the amount of RMB 624,000 (approximately $90,620) per year after tax, payable monthly. The term of the employment agreement is for one year.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1#	Employment Agreement, dated May 21, 2019, between Future FinTech Group Inc. and Jing Chen.

# Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: May 22, 2019	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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